                                                                    EXHIBIT 4.30
                                                                [EXECUTION COPY]

                               AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT, dated as of August 3, 2000 (this "Amendment Agreement"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DOLLAR RENT A CAR SYSTEMS, INC., an
Oklahoma corporation ("Dollar"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty," and, together with Dollar, the "Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the various financial institutions which are identified as "Continuing Lenders" on the signature pages hereof (collectively, the "Continuing Lenders"), the various financial institutions which are identified as "Non-Continuing Lenders" on the signature pages hereof (collectively, the "Non-Continuing Lenders" and, together with the Continuing Lenders, the "Existing Lenders"), the various financial institutions which are identified as "New Lenders" on the signature pages hereof (collectively, the "New Lenders", and, together with the Continuing Lenders, the "Lenders"), CREDIT SUISSE FIRST BOSTON ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, THE CHASE MANHATTAN BANK ("Chase"), as the syndication agent (in such capacity, the "Syndication Agent") and, together with the Administrative Agent, the "Agents") for the Lenders and CREDIT SUISSE FIRST BOSTON and CHASE SECURITIES INC. as the co-arrangers (in such capacities, the "Arrangers").


                              W I T N E S S E T H:

     WHEREAS, the Borrowers, the Existing Lenders, the Administrative Agent, the Syndication Agent and the Arrangers are parties to a Credit Agreement, dated as of December 23, 1997 (as amended and in effect immediately prior to the Amendment Effective Date, the "Original Credit Agreement", and together with all of the Loan Documents (as defined therein and in effect immediately prior to the Amendment Effective Date), the "Original Loan Documents");

     WHEREAS, the Borrowers have requested that the Existing Lenders amend and restate the Original Credit Agreement and certain of the other Original Loan Documents, all as provided in the Amended and Restated Credit Agreement attached hereto as Annex I; and

     WHEREAS, (a) each Existing Lender desires, concurrently with the Assignment and Assumption, to sell and assign all of its rights and obligations under the Original Credit Agreement and each other Original Loan Document to each Continuing Lender and New Lender and (b) each such Continuing Lender and New Lender desires to purchase and assume from each such Existing Lender such portion of such rights and obligations in accordance with the terms hereof; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Agents" is defined in the preamble.
          ------                    --------

         "Amended and Restated Credit Agreement" is defined in Section 2.1.
          -------------------------------------                -----------

         "Amendment Agreement" is defined in the preamble.

         "Amendment Effective Date" is defined in Section 3.1.

         "Arrangers" are defined in the preamble.
          ---------                     --------

         "Borrowers" are defined in the preamble.
          ---------                     --------

         "Chase" are defined in the preamble.
          -----                     --------

         "Continuing Lenders" is defined in the preamble.

         "Credit Suisse First Boston" is defined in the preamble.

         "Dollar" is defined in the preamble.
          ------                    --------

         "Existing Lenders" is defined in the preamble.

         "Lenders" is defined in the preamble.
          -------                    --------

         "New Lenders" is defined in the preamble.

         "Non-Continuing Lenders" is defined in the preamble.

         "Original Credit Agreement" is defined in the first recital.

         "Original Loan Documents" is defined in the first recital.

         "Original Security Documents" is defined in Section 4.5.

         "Parent" is defined in the preamble.
          ------                    --------

         "Subsidiary Borrowers" are defined in the preamble.

         "Syndication Agent" are defined in the preamble.

         "Thrifty" is defined in the preamble.
          -------                    --------

     SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used in this Amendment Agreement, including its preamble and recitals, have the meanings provided in the Amended and Restated Credit Agreement.


                                   ARTICLE II

                           AMENDMENT AND RESTATEMENT;
                       LENDER ASSIGNMENTS AND ASSUMPTIONS

     SECTION 2.1. Amendment and Restatement. Effective on (and subject to the occurrence of) the Amendment Effective Date and immediately following the assignments and assumptions being effected pursuant to Section 2.2(a), the Original Credit Agreement (including Exhibits A, D and K and all Schedules (other than Schedule II) thereto) shall be and is hereby amended and restated to read in its entirety as set forth in Annex I hereto (as set forth in such Annex I, the "Amended and Restated Credit Agreement"), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Amendment Effective Date shall not be affected by such amendment and restatement.

     SECTION 2.2. Lender Assignments and Assumptions.
                  ------ ----------- --- ------------

          (a) Assignments and Assumptions. Effective on (and subject to the occurrence of) the Amendment Effective Date and immediately prior to the amendment and restatement of the Original Credit Agreement (including Exhibits A, D and K and all Schedules (other than Schedule II) thereto) being effected pursuant to Section 2.1, each Existing Lender hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Continuing Lender and each New Lender and each such Continuing Lender and such New Lender hereby irrevocably purchases and assumes from such Existing Lender all of the rights and obligations of such Existing Lender under the Original Credit Agreement and each other Original Loan Document such that after giving effect to the foregoing assignment and delegation, each such Continuing Lender's and such New Lender's Percentages for the purposes of the Original Credit Agreement and each such other Loan Document (and following the amendment and restatement of the Original Credit Agreement pursuant to Section 2.1, for the purposes of the Amended and Restated Credit Agreement and the other Loan Documents) will be as set forth opposite such Person's name under the column heading "New Percentage" in Schedule I hereto.

          (b)   Additional Provisions for Assignments and Assumptions.
                ---------- ---------- --- ----------- --- -----------

                    (i) Each New Lender  confirms  and agrees that in becoming a
               Lender and in making its Commitments and Loans under the Original Credit Agreement (and following the amendment and restatement of the Original Credit Agreement pursuant to Section 2.1, the
               Amended and Restated Credit Agreement), such actions have and will be made without recourse to, or representation or warranty by any Agent.

                    (ii) Each  Existing  Lender  and New Lender  represents  and warrants that it is legally authorized to enter into and deliver this Amendment Agreement and that this Amendment Agreement constitutes a legal, valid and binding obligation of such Person.

                    (iii) Each  Existing  Lender  confirms and agrees that it is the legal and beneficial owner of such rights and obligations that it is assigning pursuant to Section 2.1(a), free and clear of any adverse claim created by it. Except as set forth in the preceding sentence, such Existing Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Original Credit Agreement or any other Original Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Parent or any of its Subsidiaries or the performance or observance by any Obligor or any Lender of any of its obligations under the Original Credit Agreement, any other Original Loan Document or any other instrument or document furnished pursuant hereto or thereto.

                    (iv) Each Continuing  Lender and each New Lender  represents and warrants and confirms that it has received copies of the most recent financial statements delivered pursuant to Section 3.7 of this Amendment Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement. In addition, each Continuing Lender and each New Lender, independently and without reliance upon any Existing Lender, any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the

               Amended and Restated Credit Agreement, the other Loan Documents and the other instruments and documents delivered in connection therewith.

                    (v)   Immediately   following  all  such   assignments   and
               assumptions   effected   pursuant   to   Section   2.2(a),   each
               Non-Continuing Lender shall be released from all of its obligations under the Original Credit Agreement and the other Original Loan Documents.


          (c) Waiver of Administrative Agent Processing Fee. The Administrative Agent hereby agrees to waive receipt of the payment of the processing fees set forth in Section 12.11.1 of the Original Credit Agreement in respect of the assignments effected under clause (a) above.


                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     SECTION 3.1. Amendment Effective Date. This Amendment Agreement, and the amendments, modifications and assignments set forth herein, shall be and become effective on the date (the "Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent on or before August 15, 2000.

     SECTION 3.2. Resolutions, etc. The Administrative Agent shall have received from each Borrower and each other Obligor a certificate, dated the Amendment Effective Date, of the Secretary or Assistant Secretary of such Person as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment Agreement, the Amended and Restated Credit Agreement, the Notes and each other Loan Document to be executed by it;

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment Agreement, the Amended and Restated Credit Agreement, the Notes and each other Loan Document executed by it; and

          (c) the full force and validity of each Organic Document of such Person and true and complete copies thereof,

upon which certificate each Lender, the Issuer and the Administrative Agent may conclusively rely until it shall have received a further certificate of the Secretary of such Borrower or such other Obligor canceling or amending such prior certificate.

     SECTION 3.3. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment Agreement, duly executed and delivered on behalf of each of the Borrowers, each Continuing Lender, each Non-Continuing Lender and each New Lender.

     SECTION 3.4. Execution of the Amended and Restated Credit Agreement. The Administrative Agent shall have received counterparts of the Amended and Restated Credit Agreement, duly executed and delivered on behalf of each of the Borrowers and each Lender.

     SECTION 3.5. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that requests that its Loans be evidenced by a Note, its Note duly executed and delivered by the Borrower.

     SECTION 3.6. Payment of Loans, Commitment Fees and Letter of Credit Fees under the Original Credit Agreement. All Loans (as defined in the Original Credit Agreement), if any, shall have been prepaid in full in cash to the Administrative Agent for the pro rata account of, and to the extent received, shall have paid to, each Existing Lender, together with any interest thereon and all other amounts accrued but unpaid under the Original Credit Agreement (including commitment fees and letter of credit fees due under Section 3.3) (whether or not due on the Amendment Effective Date).

     SECTION 3.7. Delivery of Financial Statements;  Business Plan; Projections.
                  -------- -- --------- -----------  -------- ----- ------------
The Administrative Agent shall have received

          (a) audited consolidated financial statements for each of the three Fiscal Years in the three-Fiscal-Year period ending December 31, 1999 of each of (i) the Parent and its Subsidiaries, (ii) Dollar and its Subsidiaries and (iii) Thrifty and its Subsidiaries;

          (b) unaudited interim consolidated financial statements for the Fiscal Quarter period ending March 31, 2000 of each of the Parent and its Subsidiaries;

          (c) a business plan for the 2000 through 2005 Fiscal Years for the Parent and its Subsidiaries in form and scope reasonably satisfactory to the Administrative Agent; and

          (d) financial projections for the period from January 1, 2000 to the Stated Maturity Date for the Parent and its Subsidiaries in form and scope reasonably satisfactory to the Administrative Agent.

     SECTION 3.8. Consents, etc. All governmental and third party approvals and consents necessary in connection with the amendment and restatement of the Original Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Amended and Restated Credit Agreement (including the execution and delivery of this Amendment Agreement, the Amended and Restated Credit Agreement and each other Loan

Document by each Obligor or party hereto and thereto and their performance of their respective Obligations hereunder and thereunder) and continuing operations of the Parent and its Subsidiaries (after giving effect to the amendment and restatement of the Original Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Amended and Restated Credit Agreement) shall have been obtained and be in full force and effect (and, to the extent requested by the Administrative Agent, the Administrative Agent shall have received true and correct copies of such approvals and consents) and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any aspect of the amendment and restatement of the Original Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Amended and Restated Credit Agreement.

     SECTION 3.9. Amendment Effective Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Amendment Effective Date Certificate, dated the date of the Amendment Effective Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate such Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Borrower made as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Amendment Effective Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 3.10. No Material Adverse Change. There shall not have occurred a material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole, since December 31, 1999.

     SECTION 3.11. Mortgages. The Administrative Agent shall have received counterparts of an amendment, in form and substance satisfactory to the Administrative Agent and dated as of the Amendment Effective Date, to each existing Mortgage, duly executed by the applicable Borrower or Subsidiary having rights in the property described in such Mortgage, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each such amendment as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to continue a valid, perfected first priority Lien against the land and improvements purported to be covered thereby;

          (b) endorsements to mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders issued by insurers reasonably satisfactory to the Administrative Agent, in amounts and in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Existing Material Property purported to be covered by each such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage continue to constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent and shall be accompanied by evidence of the payment in full of all additional premiums, if any, thereon; and

          (c) such other certifications (including flood hazard certifications), certificates (including insurance certificates), approvals, opinions or documents as the Administrative Agent may reasonably request.

     SECTION 3.12. Acknowledgment of Obligors. The Administrative Agent shall have received, with counterparts for each Lender, an affirmation and acknowledgment, substantially in the form of Annex II, dated as of the Amendment Effective Date, from each Obligor not otherwise a party to this Amendment Agreement affirming its obligations under the Loan Documents to which it is a party and acknowledging the amendment and restatement of the Original Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Amended and Restated Credit Agreement, which affirmation and acknowledgment shall have been duly executed and delivered by an Authorized Officer of each such Obligor.

     SECTION 3.13. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Amendment Effective Date and addressed to the Agents, the Issuer and the Lenders, from (a) Debevoise & Plimpton, New York counsel for the Obligors and Chrysler, in form and substance reasonably satisfactory to the Administrative Agent and (b) Hall, Estill, Hardwick, Gable, Golden & Nelson, Oklahoma counsel for the Obligors, in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 3.14. Fees, Expenses, etc. (a) The Administrative Agent shall have received for its own account all fees, costs and expenses due and payable pursuant to Sections 3.3 and 12.3 of the Amended and Restated Credit Agreement, to the extent then invoiced.

          (b) The Administrative Agent shall have received for the account of, and to the extent received, shall have paid to, each Lender an amendment fee and an upfront fee in the amounts respectively set forth under the column headings "Amendment Fee" and "Upfront Fee" opposite such Lender's name on Schedule I hereto.

     SECTION 3.15. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Borrower or any of their respective Subsidiaries or any other Obligor shall be satisfactory in form and substance to the Administrative Agent and its counsel; and the Administrative Agent and such counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or such counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Existing Lenders, the New Lenders, the Issuer and the Agents to enter into this Amendment Agreement and to amend and restate the Original Credit Agreement (including all exhibits and schedules thereto) to read in its entirety as set forth in Annex I hereto, each of the Borrowers represents and warrants unto each Agent, the Issuer, each New Lender and each Existing Lender as set forth in this Article IV.

     SECTION 4.1. Compliance with Representations and Warranties. The representations and warranties set forth herein, in Article VII of the Amended and Restated Credit Agreement and in each other Loan Document delivered in connection with this Amendment Agreement, the Amended and Restated Credit Agreement or the Original Credit Agreement are true and correct with the same effect as if made on and as of the Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

     SECTION 4.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Amendment Agreement, the Amended and Restated Credit Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such Borrower's and each such other Obligor's participation in the amendment and restatement of the Original Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Amended and Restated Credit Agreement are within each such Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene such Borrower's or such other Obligor's Organic Documents;

          (b)  contravene   any  material   contractual   restriction,   law  or
     governmental regulation or court decree or order binding on or affecting such Borrower or such other Obligor; or

          (c) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties and the Liens created under the Chrysler Credit Support Documents for the benefit of Chrysler) on any of such Borrower or such other Obligor's properties.

     SECTION 4.3. Government Approval, Regulation, etc. Other than those authorizations, approvals or other actions by, and notices to or filings with, any governmental authority or regulatory body, if any, which have been duly obtained or made and are in full force and effect, no additional authorization or approval or other action by, and no additional notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Amendment Agreement, the Amended and Restated Credit Agreement, the Notes or any other Loan Document to which it is a party, or, except to the extent such failure to so obtain or make such authorizations, approvals or other actions could not reasonably be expected to have an adverse effect on the interests of the Lenders hereunder and under the Amended and Restated Credit Agreement and the other Loan Documents or a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole, for such Borrower's and each such other Obligor's participation in the amendment and restatement of the Original Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by Amended and Restated Credit Agreement and the other Loan Documents. No Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.4. Validity, etc. This Amendment Agreement constitutes, and the Amended and Restated Credit Agreement, the Notes and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms.

     SECTION 4.5. Non-Impairment, etc. After giving effect to this Amendment Agreement, neither the modification and restatement of the Original Credit Agreement or any other Original Loan Document effected pursuant to this Amendment Agreement nor the execution, delivery, performance or effectiveness of this Amendment Agreement, the Amended and Restated Credit Agreement or any other Loan Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Pledge Agreement and the Security Agreement (as such terms are defined in the Original Credit Agreement and as in effect immediately prior to the Amendment Effective Date, the "Original Security Documents"), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. Neither the modification and restatement of the Original Credit Agreement or the other Original Loan Documents effected pursuant to this Amendment Agreement nor the execution, delivery, performance or effectiveness of this Amendment Agreement, the Amended and Restated Credit Agreement or any other Loan Document requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. Under the foregoing circumstances, the position of the Lenders with respect to such Liens, the Collateral (as defined in the Original Security Documents) in which a security interest was granted pursuant to the Original Security Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Security Agreement and the Pledge Agreement have not been adversely affected in any material respect by the modification and restatement of the Original Credit Agreement or the other Original Loan Documents effected pursuant to this Amendment Agreement or by the execution, delivery, performance or effectiveness of this Amendment Agreement, the Amended and Restated Credit Agreement or any other Loan Document.

     SECTION 4.6. Compliance With Original Credit Agreement. As of the execution and delivery of this Amendment Agreement and up to the Amendment Effective Date, each Obligor is in compliance in all material respects with all the terms and conditions of the Original Credit Agreement and the other Original Loan Documents to be observed or performed by it, and no Default has occurred and is continuing.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

     SECTION 5.1. No Other Amendments; References to the Credit Agreement. Other than as specifically provided herein or in the amendment of terms and conditions of the Original Credit Agreement that are specifically reflected in the Amended and Restated Credit Agreement, this Amendment Agreement shall not operate as a waiver or amendment of any right, power or privilege of any Existing Lender under the Original Credit Agreement or any other Original Loan Document or of any other term or condition of the Original Credit Agreement or any other Original Loan Document nor shall the entering into of this Amendment Agreement preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Amended and Restated Credit Agreement. All references to the Original Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment Effective Date be deemed to refer to the Amended and Restated Credit Agreement, and, as used in the Amended and Restated Credit Agreement, the terms "Agreement", "herein", "hereunder", "hereto", and words of similar import shall mean, from and after the Amendment Effective Date, the Amended and Restated Credit Agreement.

     SECTION 5.2. Amendments to Existing Enhancement Letters of Credit and Enhancement Letter of Credit Applications and Agreements. Each Lender hereby agrees that the Administrative Agent, the Issuer, the Borrowers and, to the extent applicable, the beneficiary of each Enhancement Letter of Credit may amend or otherwise modify (a) any existing Enhancement Letter of Credit to extend the Stated Expiry Date thereof to a date (such date as it relates to such Enhancement Letter of Credit, the "Extended Stated Expiry Date") that is no later than the earlier of (i) three years from the date of such extension, and
(ii) the Commitment Termination Date in effect at the time of such extension; and (b) any existing Enhancement Letter of Credit Application and Agreement to reduce the notice periods for extensions relating to Enhancement Letter of Credit issued in connection therewith to periods consistent with those relating to increases to the Stated Amount of outstanding Enhancement Letters of Credit as set forth in the second proviso to the first sentence of Section 4.1 of the Amended and Restated Credit Agreement.

     SECTION 5.3. Headings. The various headings of this Amendment Agreement are
                  ---------
inserted for convenience only and shall not affect the meaning or interpretation of this or any other provisions hereof.

     SECTION 5.4. Governing Law. THIS AMENDMENT AGREEMENT, THE AMENDED AND RESTATED CREDIT AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 5.5. Counterparts. This Amendment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5.6. Cross-References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment Agreement.

     SECTION 5.7.  Successors  and Assigns.  This Amendment  Agreement  shall be
                   ----------  --- --------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                    [REMAINDER OF PAGE INTENTIONALLY OMITTED]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


By:
   --------------------------------------------------
     Name:
     Title:

Address:      5330 East 31st Street
              Tulsa, OK 74135

Facsimile No.: (918) 669-2301

Attention:    Pamela S. Peck





DOLLAR RENT A CAR SYSTEMS, INC.


By:
   --------------------------------------------------
     Name:
     Title:

Address:      5330 East 31st Street
              Tulsa, OK 74135

Facsimile No.: (918) 669-3046

Attention:    Vicki J. Vaniman




                                                      S-1
                          1

THRIFTY RENT-A-CAR SYSTEM, INC.


By:
   --------------------------------------------------
     Name:
     Title:

Address:      5310 East 31st Street
              Tulsa, OK 74135

Facsimile No.: (918) 669-2596

Attention:    Randall J. Holder



CREDIT SUISSE FIRST BOSTON, as the
     Administrative Agent and as an Arranger


By:
   --------------------------------------------------
     Name:
     Title:


By:
   --------------------------------------------------
     Name:
     Title:

Address:      Eleven Madison Avenue
              13th Floor
              New York, NY  10010-3629

Facsimile No.:  (212) 325-8304

Attention:    Andrea Chicas




                                                      S-2
                          2

CREDIT SUISSE FIRST BOSTON, as
     Issuer


By:
   --------------------------------------------------
     Name:
     Title:


By:
   --------------------------------------------------
     Name:
     Title:



THE CHASE MANHATTAN BANK, as
     the Syndication Agent


By:
   --------------------------------------------------
     Name:
     Title:

Address:

Facsimile No.:

Attention:


CHASE SECURITIES INC., as
     an Arranger


By:
   --------------------------------------------------
     Name:
     Title:

Address:

Facsimile No.:

Attention:

                                                      S-3
                          3

CONTINUING LENDERS:
------------------

CREDIT SUISSE FIRST BOSTON


By:
   --------------------------------------------------
     Name:
     Title:


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-4
                          4

THE CHASE MANHATTAN BANK


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-5
                          5

BANK OF OKLAHOMA, NATIONAL
    ASSOCIATION


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-6
                          6

MIDFIRST BANK


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-7
                          7

TEXTRON FINANCIAL CORPORATION


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-8
                          8

DRESDNER BANK AG, NEW YORK
    AND GRAND CAYMAN BRANCHES


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-9
                          9

LOCAL OKLAHOMA BANK


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-10
                         10

BANK OF TOKYO - MITSUBISHI
    TRUST COMPANY


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-11
                         11

ARVEST STATE BANK


By:
   --------------------------------------------------
     Name:
     Title:





                                                      S-12
                         12

NON-CONTINUING LENDERS:
----------------------

BANK OF HAWAII


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-13
                         13

BANK POLSKA KASA OPIEKE S.A. -
    PEKAO S.A. GROUP, NEW YORK
    BRANCH


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-14
                         14

THE FUJI BANK, LIMITED


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-15
                         15

MORGAN GUARANTY TRUST
    COMPANY OF NEW YORK


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-16
                         16

SOUTHERN PACIFIC BANK


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-17
                         17

ASSIGNEE LENDERS:
----------------

THE BANK OF NOVA SCOTIA


By:
   --------------------------------------------------
     Name:
     Title:




                                                      S-18
                         18

DEUTSCHE BANK AG, NEW YORK
    BRANCH AND/OR CAYMAN
     ISLANDS BRANCH


By:
   --------------------------------------------------
     Name:
     Title:


By:
   --------------------------------------------------
     Name:
     Title:



                                                      S-19
                         19


                                                                                                         SCHEDULE I

                                               PERCENTAGES AND FEES



   Name of Institution           Existing Percentage       New Percentage       Amendment Fee         Upfront Fee
   -------------------           -------------------       --------------       -------------         -----------
Credit Suisse First Boston         15.3488372093%          16.7441860465%       $   41,250.00          $ 7,500.00
Chase Manhattan Bank               15.8139534884%          15.8139534884%           42,500.00                0.00
Bank of Oklahoma                   11.6279069767%          11.6279069767%           31,250.00                0.00
Deutsche Bank AG                    0.0000000000%          11.6279069767%                0.00           62,500.00
Bank of Tokyo-Mitsubishi            4.6511627907%           9.3023255814%           12,500.00           20,000.00
Dresdner Bank                       6.9767441860%           6.9767441860%           18,750.00                0.00
Local Oklahoma Bank                 6.9767441860%           6.9767441860%           18,750.00                0.00
Midfirst Bank                       4.6511627907%           6.9767441860%           12,500.00            7,500.00
Bank of Nova Scotia                 0.0000000000%           4.6511627907%                0.00           15,000.00
Arvest State Bank                   3.7209302326%           4.6511627907%           10,000.00            3,000.00
Textron Financial Corp.             2.3255813953%           4.6511627907%            6,250.00            7,500.00
Bank of Hawaii                      6.9767441860%           0.0000000000%                0.00                0.00
Bank Polska Kasa                    2.3255813953%           0.0000000000%                0.00                0.00
Fuji Bank                           9.3023255814%           0.0000000000%                0.00                0.00


                                              S-20
                                                20


Morgan Guaranty Trust Co.           4.6511627907%            0.0000000000%                0.00               0.00
Southern Pacific Bank               4.6511627907%            0.0000000000%                0.00               0.00
TOTAL                             100.0000000000%          100.0000000000%          193,750.00        $123,000.00


                                                      S-1
                                                         1

                                                      S-2
                                                        -2-